SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   --------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                    Date of Report:     September 30, 1996
                                        ------------------


                         MERIDIAN INDUSTRIAL TRUST, INC.
             (Exact name of registrant as specified in its charter)



      MARYLAND                1-14166                 94-3224765
(State of Organization) (Commission Number)      (IRS Employer I.D. #)



455 Market Street, 17th Floor, San Francisco, California               94105
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code    (415)281-3900
                                                       ------------


                                 Not Applicable
        (Former name or former address, if changed since last report)



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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     Sears Logistics Facility, Columbus, Ohio
     ----------------------------------------

      On September 30, 1996 Meridian Industrial Trust, Inc. (the "Company") purchased a fee interest in a distribution/warehouse facility located at 5330 Crosswind Drive, Columbus, Ohio (the "Property"), for a total acquisition cost of $30,933,277, paid entirely in cash. The Company funded the acquisition from its property acquisition facility with The First National Bank of Boston, Texas Commerce Bank National Association, and NationsBank of Texas, N.A. The Property is located on approximately 57.413 acres of land in Franklin County, Ohio. The building encompasses approximately 1,014,592 square feet of rentable space and features 150 cross-docked loading docks with levelers and four drive-in doors.

      The Company purchased the Property from OakRe Life Insurance Company, a Missouri corporation (the "Seller"). No material relationship exists between the Seller and the Company, any Company affiliate, any Company director or officer, or any associate of any such director or officer.

      The acquisition cost of $30,933,277 consisted of: (i) a contract purchase price to the Seller of $30,864,555; and (ii) estimated title insurance, legal, audit and miscellaneous costs totalling $68,722. The total acquisition cost is subject to adjustment prior to December 1, 1996 based upon an increase or decrease in the contract purchase price resulting from a final calculation of costs incurred before closing to improve the Property.

      The sole tenant occupying the Property is Sears Logistics Services, Inc., a Delaware corporation ("Sears Logistics"), a warehousing and distribution firm. The triple net lease (the "Lease") with Sears Logistics has an expiration date of September 20, 2006, and the Lease provides for two five-year renewal options at market rates. The lease had been assigned to Sears Logistics from Sears, Roebuck and Co., a New York corporation ("Sears Roebuck"), an affiliate of Sears Logistics. Sears Roebuck remains liable for performance of all the tenant's obligations under the Lease. At closing, the annual rental rate under the Lease was $2.75 per square foot.

      Before the Company's purchase, the Seller held the Property for the
production of income as rental property.   The Company considers the Property
suitable for and intends to continue that use.

      In determining the amount of consideration paid for the Property, the Company considered (i) the Property's location, age, operating expenses, fixed charges, physical condition, projected future cash flow and gross rentals, (ii) the duration and other terms of the Lease, (iii) the financial and business standing of Sears Logistics and Sears Roebuck, and (iv) land values.
Additionally, the Company analyzed three comparable properties in the area, taking into account the terms of the leases on those properties and those properties' occupancy rates, locations, ages, and visibility. The Company also considered sales of comparable properties in the area and the anticipated future level of repair costs, maintenance costs, utility costs, and property taxes associated with the Property.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS


            (a) and (b)       Financial Statements of the Business Acquired
                              ---------------------------------------------
                              and Pro Forma Financial Information.
                              -----------------------------------

                        It is impracticable to provide the required financial statements with this report. Those financial statements will be filed as soon as practicable but in no event later than December 16, 1996.

            (c)   Exhibits.   The following exhibits are attached to this
                  --------   report:

                  None.


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              By:   MERIDIAN INDUSTRIAL TRUST, INC.


Date: October 15, 1996              By: ROBERT A. DOBBIN
                                        ----------------------------------
                                          Robert A. Dobbin
                                          Secretary